EXHIBIT 3.2

                                PLEDGE AGREEMENT


     PLEDGE AGREEMENT, dated as of July 29, 1997, by and between MBF Capital Corp. (the "Borrower") and LogiMetrics, Inc. (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has purchased from the Company Series G Warrants (the "Warrants") exercisable into 500,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"); and

     WHEREAS, in connection with such purchase the Company has loaned to the Borrower the sum of $35,000; such loan being evidenced by a non-recourse secured promissory note (the "Note") in the principal amount of $35,000 made by the Borrower in favor of the Company; and

     WHEREAS, the loan to the Borrower is to be secured by a pledge by the Borrower to the Company of the Warrants and the Shares (collectively, the "Securities") and the other Collateral referenced herein; and

     WHEREAS, the parties hereto desire to set forth the terms of and to evidence the Borrower's grant to the Company of a security interest in the Collateral.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower hereby agrees with the Company as follows:

     Section 1. Definitions. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Default" means the failure to make any payment of principal of or interest on, or any other amounts due under, the Note when due, whether at maturity, upon acceleration or otherwise.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from the exercise of the Warrants, or any stock splits, reclassifications, warrants, options, non-cash dividends and other distributions on or with respect to the Securities, whether similar or dissimilar to the foregoing, but shall not include Dividends.

     "Dividends" means regular dividends declared with respect to the Shares.

     "Liabilities" means the Note, and all amounts becoming due thereunder, and all other payment obligations of the Borrower hereunder or thereunder or any instrument executed pursuant hereto or thereto.

     Section 2. Grant of Security Interest. As security for payment of all Liabilities, the Borrower hereby pledges, assigns and transfers to the Company, and grants to the Company a continuing security interest in and to, the Securities, together with all Dividends and Distributions, interest and other payments and rights with respect thereto, together with all proceeds thereof (collectively, the "Collateral"). The Borrower further pledges, assigns and transfers to the Company, and grants to the Company a continuing security interest in and to, and agrees to duly endorse to the order of the Company, any additional Collateral, together will all proceeds thereof, delivered by the Borrower to the Company for the purposes of pledge under this Agreement. Any Collateral delivered by the Borrower to the Company may be endorsed by the Company, in its own name or in the name of the Borrower, on behalf of the Borrower to the order of the Company.


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     Section 3. Stock Powers, Endorsements, Etc. The Borrower shall, from time to time, upon request of the Company, promptly execute such endorsements and deliver to the Company such stock powers and similar documents, satisfactory in form and substance to the Company, with respect to the Collateral as the Company may reasonably request and shall, from time to time, upon request of the Company, promptly transfer any securities which are part of the Collateral into the name of any nominee designated by the Company on the books of the corporation or other entity issuing such securities; provided, however, that the Company shall not be entitled to effect or demand a transfer of the Collateral into the name of the Company or the Company's nominee without the consent of the Borrower unless and until a Default shall have occurred.

     Section 4. Certain Other Agreements Regarding Collateral. The Borrower shall deliver (properly endorsed where necessary) to the Company:

          (a) after a Default shall have occurred and be continuing, promptly upon receipt thereof by the Borrower and without any request therefor by the Company, all Dividends and Distributions, and other proceeds of the Collateral, all of which shall be held by the Company as additional Collateral; and

          (b) at any time after a Default shall have occurred and be continuing, promptly upon request of the Company, such consents or proxies and other documents as may be necessary to allow the Company to exercise any voting power or other right with respect to any securities included in the Collateral; provided, however, that unless a Default shall have occurred and be continuing, the Borrower shall be entitled:

               (i) to exercise, as the Borrower shall deem appropriate, all voting or other powers with respect to securities pledged hereunder (including but not limited to the Shares);

               (ii) to exercise any right of conversion or exercise with respect to securities pledged hereunder; and

               (iii) to receive and retain for the Borrower's own account any and all Dividends paid in cash.


     Section 5. Actions Upon Default. Whenever a Default shall have occurred and be continuing, the Company may exercise from time to time any and all rights and remedies available to it under applicable law, including but not limited to all rights of a secured party available to it under the Uniform Commercial Code. Without limiting the above, the Company may from time to time, whether before or after any of the Liabilities shall become due and payable, but only if a Default shall have occurred, without notice to the Borrower, take any or all of the following actions:

          (a) transfer all or any part of the Collateral into the name of the Company or its nominee; and

          (b) execute (in the name, place and stead of the Borrower) any or all endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     The Borrower understands that compliance with the Federal securities laws, applicable blue sky or other state securities laws or similar laws analogous in purpose or effect may strictly limit the course of conduct of the Company if the Company were to attempt to dispose of all or any part of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral may dispose of the same. Accordingly, the Borrower agrees that IF ANY COLLATERAL IS SOLD AT ANY PUBLIC OR PRIVATE SALE, THE COMPANY MAY ELECT TO SELL ONLY TO A BUYER WHO WILL GIVE FURTHER ASSURANCES, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, RESPECTING COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY AND ALL APPLICABLE STATE SECURITIES LAWS; AND A SALE SUBJECT TO SUCH CONDITION SHALL BE DEEMED COMMERCIALLY REASONABLE. The Company shall have the right to bid upon or purchase the Securities, or any other part of the Collateral, or all of the foregoing, at any such sale, less any and all amounts owing to the Company by the Borrower under the Note, this Agreement or otherwise, and that any such purchase is commercially reasonable.

     Section 6. Application of Moneys. Any moneys received by the Company upon payment to it of any Collateral held by it or as proceeds of any of the Collateral may be applied by the Company first to the payment of any

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expenses incurred by it in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, and all other amounts payable to the Company by the Borrower under the Note and this Agreement, and any balance of such moneys so received by the Company may be applied to all Liabilities of the Borrower (including, without limitation, the principal amount of the Note outstanding whether or not such principal amount is at that time due and payable) in such order of application as the Company in its sole discretion may determine. Any amounts remaining after payment of the Liabilities may be applied by the Company to the payment of any and all other amounts owing, whether or not then due, to the Company from the Borrower under the Note and this Agreement and any remaining balance thereafter shall be paid to the Borrower.

     Section 7. Release of Collateral. Upon the indefeasible payment in full of the Liabilities, the Company shall, upon the request of the Borrower, promptly reassign and redeliver to the Borrower the Collateral which has not been sold, disposed of, retained or applied by the Company in accordance with the terms hereof, together with such endorsements, stock powers and similar documents as the Borrower may reasonably request. Such reassignment and redelivery shall be without warranty by or recourse to the Company, except as to the absence of any prior assignments by the Company of its interest in the Collateral. In the event that the Borrower proposes to sell, transfer or otherwise dispose of all or a portion of the Securities, upon the request of the Borrower, the Company shall release from its security interest the Securities to be sold by the Borrower and, at the sole expense of the Borrower, shall deliver such Securities as directed by the Borrower, free and clear of any security interest hereunder, upon receipt from or on behalf of the Borrower of the net proceeds of such sale, transfer or other disposition in cash in next day or immediately available funds. In the event that the Borrower proposes to exercise the all or a portion of the Warrants, upon the request of the Borrower, the Company shall release from its security interest the Warrants to be exercised by the Borrower and, at the sole expense of the Borrower, shall deliver such Warrants as directed by the Borrower, free and clear of any security interest hereunder, upon receipt from or on behalf of the Borrower of the Shares issuable upon such exercise or, in the event of the simultaneous sale, transfer or other disposition of such Shares, the net proceeds of such sale, transfer or other disposition in cash in next day or immediately available funds.

     Section 8. Non-Recourse Nature of Liabilities. The Company's sole recourse for the payment of the Liabilities shall be limited to the Collateral securing the Note. THE COMPANY SHALL NOT HAVE THE RIGHT TO ENFORCE THE LIABILITIES AGAINST THE BORROWER OR ANY OF THE BORROWER'S OTHER ASSETS OR PROPERTY.

     Section 9. Miscellaneous.

     (a) To the fullest extent permitted by applicable law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Company in respect of the Liabilities is rescinded or must otherwise be restored or returned by the Company upon the insolvency or bankruptcy of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Borrower or any substantial part of his assets, or otherwise, all as though such payments had not been made.

     (b) No remedy herein conferred is intended to be exclusive of any other remedy herein conferred or otherwise available to the Company, but every such remedy shall be cumulative and in addition to every other remedy herein conferred, or conferred on the Company by any other agreement or instrument or now or hereafter existing at law, in equity or by statute.

     (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (d) Except as otherwise expressly provided herein, no term or provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties.


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     (e) THIS AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF. THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK HAVING SUBJECT MATTER JURISDICTION IN CONNECTION WITH ANY AND ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. FURTHER, THE BORROWER HEREBY CONSENTS AND AGREES THAT SERVICE OF PROCESS BY THE COMPANY, OR ANY PARTY ACTING ON BEHALF OF THE COMPANY, SHALL BE DEEMED VALIDLY AND PROPERLY EFFECTED AGAINST THE BORROWER UPON THE MAILING OF A COPY OF SUCH PROCESS BY CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH ABOVE.

     (f) No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies hereunder or in connection herewith. No single or partial exercise of any power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (g) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and legal representatives.

     (h) This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied agreements and understandings among the parties with respect to such matters.

     (i) All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:


         If to the Company:   50 Orville Drive
                              Bohemia, New York 11716
                              Telephone: (516) 784-4110
                              Facsimile: (516) 784-4132
                              Attention: Chief Executive Officer

         If to the Borrower:  12 East 49th Street
                              35th Floor
                              New York, New York 10017
                              Telephone: (212) 339-2861
                              Facsimile: (212) 339-2834
                              Attention: President

or at such other addresses as shall be furnished in writing to the other party hereto.

     (j) The headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation

     (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                                     MBF CAPITAL CORP.


                                                     By:/s/ Mark B. Fisher
                                                        -----------------------
                                                        Name:  Mark B. Fisher
                                                        Title: President

                                                     LOGIMETRICS, INC.

                                                     By:/s/ Norman M. Phipps
                                                        -----------------------
                                                        Name:  Norman M. Phipps
                                                        Title: President


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